EXHIBIT 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated February 24, 2011, relating to the consolidated financial statements of TELUS Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 40-F for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, Canada
September 12, 2011